EXECUTION VERSION

Rosenthal & Rosenthal, Inc.

1370 Broadway

New York, NY 10018

October 4, 2018

Reed’s Inc.

201 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

Re: Intellectual Property Security Agreement

We have entered into a Financing Agreement as amended and/or supplemented effective as of October 4, 2018 among Rosenthal & Rosenthal, Inc., as Lender, and Reed’s Inc. (hereinafter referred to as “you”) pursuant to which you have incurred Obligations (as defined in the Financing Agreement).

As part of the inducement for us to extend additional credit to you under the Financing Agreement, you have agreed to execute this Intellectual Property Security Agreement covering the U.S. Trademarks and Domain Name listed on Schedule A, the U.S. Patents listed on Schedule B, the U.S. copyrights listed on Schedule C, the license agreements listed on Schedule D (the “Licenses”) and any future intellectual property registrations, applications, licenses you may enter into authorizing third parties to use your intellectual property and all Proceeds (as hereinafter defined) of such Licenses and any other intellectual property rights you now have or may obtain in the future.

1. DEFINED TERMS

As used in this Intellectual Property Security Agreement, terms defined in the Financing Agreement shall have their defined meanings and the following terms shall have the following meanings, unless the context otherwise requires:

“Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Collateral” shall have the meaning assigned to it in Section 2 of this Intellectual Property Security Agreement.

“Copyrights” shall mean all copyrights in published and unpublished works, now or hereafter existing, all right, title and interest therein anywhere in the world, and all applications, registrations and recordings relating thereto filed in the United States Copyright Office or in any other government office or agency anywhere in the world, all whether now owned or hereafter created or acquired by you. “Copyrights” as used herein includes, without limitation, the right to print, reprint, publish, reproduce, sell, distribute, perform, display and make derivative works based on works presently or hereafter owned by or licensed to you, in whole or in part, and all other rights which you presently have or hereafter acquire pursuant to any contract that enables you to conduct its business anywhere in the world, including, without limitation, copyright assignments, exclusive and non-exclusive licenses; publishing agreements; printing agreements; distribution agreements; and agreements relating to translation rights, first and second serial rights, book club, paperback and secondary publishing rights, and stage, motion picture, television, home video, phonograph record, merchandising and all other entertainment or communication-related rights. “Copyrights” as used herein also includes, without limitation, all of your right, title and interest in all physical materials embodying works with respect to which you own any Copyrights, including, without limitation, plates, films, color separations, mechanical art, and original art and manuscripts.

“Default” shall mean, for purposes of this Intellectual Property Security Agreement, any event of default as defined in the Financing Agreement.

“General Intangibles” shall have the meaning assigned to it under Section 9-102 of the Code.

“Intellectual Property Security Agreement” shall mean this Intellectual Property Security Agreement, as the same may from time to time be amended or supplemented.

“Obligations” shall have the meaning assigned to that term in the Financing Agreement. The term “Obligations” shall also include any and all reasonable attorney’s fees, costs and other expenses incurred by us or on our behalf in the collection or enforcement of any of the Obligations and the perfection, presentation and enforcement of our rights and remedies hereunder and our security interest in the Collateral.

“Patents” shall mean any patent or patent application listed on Schedule B annexed hereto, all other U.S. patents, U.S. patent applications, foreign patents, foreign patent applications (including utility models) and international (PCT) patent applications owned by you, all parents, divisions, continuations, continuations-in-part, substitutions and changes of applications of any of the foregoing U.S., foreign or international patents or patent applications, whether related thereto directly or through one or more intervening U.S., foreign or international applications, all U.S. and foreign patents and patent applications (including utility models) corresponding to or claiming priority from the aforesaid patents and patent applications, including all patents of addition, issuing on or registered from any of the foregoing applications, and all reissues, reexaminations, renewals and extensions of any of the foregoing U.S. and foreign patents, all whether now owned or hereafter acquired by you, including, but not limited to, those described in Schedule B annexed hereto.

“Proceeds” shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to you from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to you from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Trademarks” shall mean any trademark or domain name listed on Schedule A annexed hereto, prints and labels on which said trademark has appeared or appear, and all designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or with any domain name registrar or in any country’s Patent and Trademark Office or in any similar office or agency of the United States or any other country, any State thereof, or any political subdivision thereof, all whether now owned or hereafter acquired by you, including, but not limited to, those described in Schedule A annexed hereto.

2. GRANT OF SECURITY INTEREST

As collateral security for your prompt and complete payment and performance of all Obligations under the Financing Agreement , you hereby pledge and hypothecate in favor of us, and grant to us a security interest in all of your right, title and interest (a) in and to the Trademarks and the good will of the business symbolized by the Trademarks, including, without limitation, all of your licenses, customer lists and other business records and that of your subsidiaries and affiliates relating to the Trademarks listed on Schedule A; and any and all proceeds of the foregoing, including, without limitation, any claims by you against third parties for infringement of the Trademarks; (b) in and to the Patents and the good will of the business symbolized by the Patents, including, without limitation, all of your licenses, lists of licensees and other business records and that of your subsidiaries and affiliates relating to the Patents; the patents and patent applications listed in Schedule B and all other patents and patent applications owned by you; and any and all proceeds of the foregoing, including, without limitation, any claims by you against third parties for infringement of the Patents; (c) in and to the Copyrights and the good will of the business symbolized by the copyrights including without limitation all of your licenses and other business records and that of your subsidiaries and affiliates relating to the Copyrights, the copyrights and copyright applications listed in Schedule C and all other copyrights and copyright applications owned by you; and any and all proceeds of the foregoing, including, without limitation, any claims by you against third parties for infringement of the Copyrights and (d) all of your right, title and interest in, to and under the following:

IP Security Agreement, pg. 2

(i) all Licenses;

(ii) all Accounts, General Intangibles and contract rights arising under or relating to each and every License (including, without limitation, (A) all monies due and to become due under any License, (B) any damages arising out of or for breach or default in respect of any such License, (C) all other amounts from time to time paid or payable under or in connection with any such License, and (D) your right to terminate any such License or to perform and to exercise all remedies thereunder);

(iii) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing.

All of the property referred to in this paragraph 2 is hereinafter collectively called the “Collateral.”

3. OUR RIGHTS; LIMITATIONS ON OUR OBLIGATIONS

(a) It is expressly agreed by you that, anything herein to the contrary notwithstanding, you shall remain liable under each License to observe and perform all the conditions and obligations to be observed and performed by you thereunder, all in accordance with and pursuant to the terms and provisions of each such License. We shall not have any obligation or liability under any License by reason of or arising out of this Intellectual Property Security Agreement or its assignment to us or the receipt by us of any payment relating to any License, pursuant thereto, nor shall we be required or obligated in any manner to perform or fulfill any of your obligations under or pursuant to any License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by us or the sufficiency of any performance by any party under any License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to us or to which we may be entitled at any time or times.

(b) Upon Default, we may at any time notify parties to the Licenses that we have a security interest in one or more of the Licenses and notify said parties that payments shall be made directly to us thereafter. Upon our request at any time, you will so notify such parties to the Licenses. We may in our own name or in the name of others communicate with parties to the Licenses in order to verify with them to our satisfaction the existence, amount and terms of any Licenses.

4. REPRESENTATIONS AND WARRANTIES

(a) Schedule A to this Intellectual Property Security Agreement contains a schedule of all the trade names, trademarks and service marks, and their registrations and pending applications, domain names owned by you or in which you have any rights and licenses for Trademarks. To the best of your knowledge, in the use of the Trademarks, domain names or otherwise, you and your affiliates and subsidiaries have not infringed, and are not now infringing on any trade name, trademark, service mark, domain name, copyright, patent, right of privacy or publicity, and are not competing unfairly with, or otherwise violating the rights of any other party. Except as set forth in Schedule D, you are not a party to any license, agreement or arrangement, whether as licensor, licensee or otherwise, with respect to any trademarks, service marks, trade names, or domain names, trade secrets, know-how, or confidential information.

(b) To the best of your knowledge, you and your affiliates and subsidiaries have not infringed, and are not now infringing on any patent or otherwise violating the patent rights of any other party, and have not misappropriated, and are not now misappropriating on any trade secret or otherwise violating the trade secrets rights of any other party. Except as set forth in Schedule D, you are not a party to any patent or trade secret license, agreement or arrangement, whether as licensor, licensee or otherwise.

(c) To the best of your knowledge, you and your affiliates and subsidiaries have not infringed, and are not now infringing on any copyright or otherwise violating the copyright rights of any other party. Except as set forth in Schedule D, you are not a party to any copyright license, agreement or arrangement, whether as licensor, licensee or otherwise.

(d) You own all the Trademarks, Patents and Copyrights listed on Schedules A, B and C for your business as now conducted by you and such use does not, to the best of your knowledge, and will not, conflict with, infringe on, or otherwise violate any rights of others and the Trademarks, Patents and Copyrights are valid and enforceable.

IP Security Agreement, pg. 3

(e) You are the owner of all the Trademarks, Patents and Copyrights listed on Schedules A, B and C for the goods and descriptions set forth on said Schedules throughout the United States, and no persons, other than the licensees identified in Schedule D, have the right to use the Trademarks, Patents or Copyrights in the United States.

(f) Other than as specifically noted on the Schedules, none of the Trademarks, Patents or Copyrights listed on Schedules A, B and C have been abandoned.

(g) Each License referred to in Schedule D is a bona fide, valid and legally enforceable obligation by you and the licensees thereto. All consents, approvals or authorizations required to be obtained, effected or given in connection with the execution, delivery and performance of each License by each party thereto and you have been duly obtained, effected or given, are in full force and effect and do not subject the scope of such License to any materially adverse limitation, either specific or general in nature. The rights and obligations of you as Licensor, shall also be for the benefit of us, as a secured lender, to you and to any subsequent purchaser of such Licenses from us.

(h) With respect to each License referred to in Schedule D, neither you nor any other party to such License is in default or, to the best of your knowledge, is likely to become in default in the performance or observance of any of the terms thereof. You have fully performed all of your material obligations under each License and your right, title and interest in any License is not subject to any defense, offset, counterclaim or claim, nor have any of the foregoing been asserted or alleged against you or your predecessor(s) as to any License.

(i) The Collateral now owned by you is valid and subsisting and in full force and effect and you have the sole, full and clear title thereto. You have the right and power to grant the security interest herein granted and the Collateral is not subject to any liens, claims, mortgages, assignments, licenses (other than the licensees set forth on Schedule D hereto) or security interests.

(j) No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by you in favor of us pursuant to this Intellectual Property Security Agreement or to the Financing Agreement. Notwithstanding the foregoing, the parties hereto acknowledge the subordinate security interest of Raptor/Harbor Reeds SPV LLC which is subject to the terms of the Subordination Agreement executed contemporaneously herewith.

(k) This Intellectual Property Security Agreement constitutes a valid and continuing first lien on and first security interest in the Collateral in our favor, prior to all other liens, encumbrances, security interests and rights of others and is enforceable as such as against your creditors and customers. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

(l) Your principal place of business and the place where your records concerning the Collateral are kept is the address set forth above and you will not change such principal place of business or remove such records without our express written consent.

(m) Except as set forth is Schedule D, you are not a party to any license, agreement or arrangement with respect to the Trademarks, Patents or Copyrights.

(n) You will promptly notify us of all license agreements covering the Trademarks, Patents and Copyrights executed after the date of this Intellectual Property Security Agreement.

IP Security Agreement, pg. 4

5. COVENANTS

You covenant and agree with us that from and after the date of this Intellectual Property Security Agreement and until the Obligations are fully satisfied:

(a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon our written request, and at your sole expense, you will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as we may reasonably deem desirable in obtaining the full benefits of this Intellectual Property Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interest granted thereby. You also hereby authorize us to file any such financing or continuation statement pertaining to the Collateral without your signature to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged to us hereunder, duly endorsed in a manner satisfactory to us.

(b) Maintenance of Records. You will keep and maintain at your own cost and expense satisfactory and complete records of the Collateral including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. You will mark your books and records pertaining to the Collateral to evidence this Intellectual Property Security Agreement and the security interests granted hereby. For our further security, you agree that we shall have an interest in all of your books and records pertaining to the Collateral and you shall deliver and turn over copies of any such books and records to us or to our representatives at any time after the occurrence and during the continuation of a Default on our demand, along with a certificate from a duly authorized officer that the copies accurately reflect the originals.

(c) Maintenance of Trademarks, Patents and Copyrights. You will not do any act, or omit to do any act, whereby the Trademarks, Patents or Copyrights or their registrations thereof may become abandoned, invalidated, unenforceable, expired or will otherwise diminish the value of the Trademarks, Patents or Copyrights, and shall notify us immediately if you know of any reason or have reason to know of any ground under which this result may occur. Without in any way limiting the foregoing, you shall take appropriate action at your expense to halt the infringement of the Trademarks, Patents and Copyrights and shall properly exercise your duty to control the nature and quality of the goods and/or services offered by Licensees in connection with the Trademarks, Patents and Copyrights listed on Schedules A, B and C.

(d) Indemnification.

(A) You assume all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights and you hereby agree to indemnify and hold us harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of your business operations.

(B) Upon Default, in any suit, proceedings or action brought by us under any License for any sum owing thereunder, or to enforce any provisions of such License you will indemnify and keep us harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach by you of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from you, and all of your such obligations shall be and remain enforceable against and only against you and shall not be enforceable against us.

(e) Compliance with Laws, etc. You will comply, in all material respects, with all acts, rules, regulations, orders, decrees, and directions of any governmental authority applicable to the Collateral or any part thereof or to the operation of your business; provided, however, that you may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in our sole opinion exercised in good faith adversely affect our rights or the first priority of our security interest in the Collateral.

(f) Payment of Obligations. You will pay when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles.

IP Security Agreement, pg. 5

(g) Compliance with Terms of Licenses, etc. You will perform and comply in all material respects with all obligations under the Licenses and all other agreements to which you are a party or by which you are bound relating to the Collateral.

(h) Limitation of Liens on Collateral. You will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien, security interest, encumbrance, claim or right, in or to the Collateral and will defend our right, title and interest in and to any of your rights under the Licenses and to the Proceeds thereof against the claims and demands of all persons whomsoever.

(i) Limitations on Modifications of Licenses. You will not (i) amend, modify, terminate or waive any provision of any License in any manner which could reasonably be expected to materially adversely affect the value of such License as Collateral without our prior written consent which consent will not be unreasonably withheld, (ii) fail to exercise promptly and diligently each and every material right which you may have under each License (other than any right of termination) or (iii) fail to deliver to us a copy of each material demand, notice or document sent or received by you relating in any way to any License.

(j) Further Identification of Collateral. You will furnish to us such reports in connection with the Collateral as we may reasonably request, all in reasonable detail.

(k) Notices. You will advise us promptly, in reasonable detail, (i) of any lien, or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material effect on the aggregate value of the Collateral or on the security interest created hereunder.

(l) Right of Inspection. We shall at all times have full and free access during normal business hours to all of your books, correspondence and records, and we or our representatives, upon twenty four hours prior notice, may examine the same, take extracts therefrom and make photocopies thereof, and you agree to render to us, at your cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

(m) Additional Trademarks, Patents and Copyrights and Future Trademark, Patent and Copyright Applications. In no event shall you adopt or use any Trademark, Patent or Copyright or register or file an application for the registration of any Trademark, Patent or Copyright with the United States Patent and Trademark Office or Copyright Office, Domain Name Registrar or any other country’s Patent, Trademark or Copyright Office or Domain Name Registrar or any similar office or agency unless you promptly inform us, and, upon our request, you will execute and deliver any and all agreements, instruments, documents and papers as we may request to evidence our interest in your Trademarks, Patents and Copyrights and the goodwill and general intangibles relating thereto or represented thereby.

(n) Limitation on Further Uses of Trademarks, Patents and Copyrights. You will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license, or otherwise dispose of any of the Collateral, without our prior written consent, and nothing in this Agreement shall be deemed a consent by us to any such action. Without in any way limiting the foregoing, we must approve any future license or use by you of the Trademarks, Patents, and Copyrights which consent will not be unreasonably withheld.

6. OUR APPOINTMENT AS ATTORNEY-IN-FACT

(a) You hereby irrevocably constitute and appoint us and any of our officers or agents, with full power of substitution, as your true and lawful attorney-in-fact with full irrevocable power and authority in your place and stead and in your name or in our own name, from time to time in our discretion, for the purpose of carrying out the terms of this Intellectual Property Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Intellectual Property Security Agreement and, without limiting the generality of the foregoing, hereby give us the power and right, on your behalf, without notice to or assent by you to do the following:

(i) Upon the occurrence and during the continuance of a Default, to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Licenses and, in your name or our own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Licenses and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by us for the purpose of collecting any and all such moneys due under any Licenses whenever payable;

IP Security Agreement, pg. 6

(ii) To pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and

(iii) Upon the occurrence and during the continuance of any Default, (A) to direct any party liable for any payment under any of the Licenses to make payment of any and all moneys due and to become due thereunder directly to us or as we shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against you with respect to any Collateral; (E) to settle, compromise, or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or release as we may deem appropriate; (F) to cause your corporate names and domain names and those of your affiliates and subsidiaries to be changed to names which do not include the Trademark or any term similar thereto, and neither you nor any of your affiliates or subsidiaries shall thereafter make any use of the Trademark or any mark similar thereto for any purpose; and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though we were the absolute owner thereof for all purposes, and to do, at our option and your expense, at any time, or from time to time, all acts and things which we deem necessary to protect, preserve or realize upon the Collateral and our security interest therein, in order to effect the intent of this Intellectual Property Security Agreement, all as fully and effectively as you might do.

You hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. Notwithstanding the foregoing, you further agree to execute any additional documents which we may require in order to confirm this power of attorney, or which we may deem necessary to enforce any of our rights contained in this Intellectual Property Security Agreement.

(b) The powers conferred on us hereunder are solely to protect our interests in the Collateral and shall not impose any duty upon us to exercise any such powers. We shall be accountable only for amounts that we actually receive as a result of the exercise of such powers and neither we nor any of our officers, directors, employees or agents shall be responsible to you for any act or failure to act, except for our own gross negligence or willful misconduct.

(c) You also authorize us, at any time and from time to time to execute, in connection with the sale provided for in Section 9 of this Intellectual Property Security Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

7. EXECUTION OF POWER OF ATTORNEY

Concurrently with the execution and delivery hereof, you are executing and delivering to us, in the form of Exhibit E hereto, five (5) originals of a Power of Attorney for the implementation of the assignment, sale or other disposal of the Trademarks, Patents and Copyrights pursuant to paragraph 6 hereof.

8. PERFORMANCE BY US OF YOUR OBLIGATIONS

If you fail to perform or comply with any of your agreements contained herein and we, as provided for by the terms of this Intellectual Property Security Agreement, shall ourselves perform or comply, or otherwise cause performance or compliance, with such agreement, our expenses incurred in connection with such performance or compliance shall be payable by you to us on demand and shall constitute Obligations secured by.

IP Security Agreement, pg. 7

9. REMEDIES, RIGHTS UPON DEFAULT

(a) If a Default shall occur and be continuing:

(i) All payments received by you under or in connection with any of the Collateral shall be held by you in trust for us, shall be segregated from other funds of yours, and shall forthwith upon receipt by you, be turned over to us, in the same form as received by you (duly indorsed by you to us, if required); and

(ii) any and all such payments so received by us (whether from you or otherwise) may, in our sole discretion, be held by us as collateral security for, and/or then or at any time thereafter applied in whole or in part by us against all or any part of the Obligations in such order as we shall elect. Any balance of such payments held by us and remaining after payment in full of all the Obligations shall be paid over to you or to whomsoever may be lawfully entitled to receive the same.

(b) If any Default shall occur and be continuing, you agree and consent that we may succeed to the position of either Licensee or Licensor under the License Agreement, and receive all rights and benefits of such party under the License Agreement, including, without limitation, the right to enforce the Licenses and the right to sublicense the Trademarks and Patents.

(c) If any Default shall occur and be continuing, we may exercise in addition to all other rights and remedies granted to us in this Intellectual Property Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. You shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which we are entitled, and you will be liable for the fees of any attorneys employed by us to collect such deficiency.

(d) You also agree to pay all of our costs, including attorneys’ fees, incurred with respect to the collection of any of the Obligations and the enforcement of any of our rights hereunder.

(e) You hereby waive presentment, demand, protest or any notice (to the extent permitted by applicable law and except as set forth in the Loan Agreement) of any kind in connection with this Intellectual Property Security Agreement or any Collateral.

10. LIMITATION ON OUR DUTY IN RESPECT OF COLLATERAL

Beyond the safe custody thereof, we shall not have any duty as to any Collateral in our possession or control or in the possession or control of any of our agents or nominees or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

11. NOTICES

Any notice to either party shall be deemed to have been validly served (a) upon the earlier of actual receipt or four (4) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as set forth in subsection (a) above; (b) one (1) business day after deposit with a reputable overnight courier with all charges prepaid; or (d) when hand-delivered and received by the party to be notified.

IP Security Agreement, pg. 8

Any notice shall be addressed as follows:

To:	Rosenthal & Rosenthal, Inc.
1370 Broadway
New York, NY 10018
Attn: Robert Miller, EVP

Facsimile No. (212) 356-0910
With a copy to:

Paul H. Shur, Esq.
Wilentz, Goldman & Spitzer, P.A.
110 William Street
26th Floor
New York, New York 10038-3927

Facsimile No. (212) 267-3828

To:	Reed’s Inc.
201 Merritt 7 Corporate Park
Norwalk, Connecticut 06851
Attn: Valentin Stalowir

Facsimile No. [xxx-xxx-xxxx]

12. SEVERABILITY

Any provision of this Intellectual Property Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. NO WAIVER; CUMULATIVE REMEDIES

We shall not by any act, delay, omission or otherwise be deemed to have waived any of our rights or remedies hereunder and no waiver shall be valid unless in writing, signed by us, and then only to the extent therein set forth. A waiver by us of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which we would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on our part, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Intellectual Property Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by us.

14. SUCCESSORS AND ASSIGNS; GOVERNING LAW

This Intellectual Property Security Agreement and all of your obligations hereunder shall be binding upon your successors and assigns, and shall, together with our rights and remedies hereunder, inure to our benefit and our successors and assigns. However, none of your rights or obligations under this Intellectual Property Security Agreement may be assigned without our prior written permission. This Intellectual Property Security Agreement shall be governed by, and be construed and interpreted in accordance with the laws of the State of New York.

IP Security Agreement, pg. 9

15. WAIVER OF TRIAL BY JURY; EXCLUSIVE JURISDICTION; SUBMISSION TO JURISDICTION; ANSWER TO SUMMONS TRIAL BY JURY IS HEREBY WAIVED BY EACH OF US IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF US AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP CREATED HEREBY. YOU HEREBY CONSENT TO THE JURISDICTION OF THE STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND OF ANY FEDERAL COURT IN SUCH COUNTY AND STATE, FOR A DETERMINATION OF ANY DISPUTE AS TO ANY SUCH MATTERS. IN CONNECTION THEREWITH, YOU HEREBY WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREE THAT SERVICE THEREOF MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO YOU AT YOUR ADDRESS SET FORTH ABOVE, OR SUCH OTHER ADDRESS AS SHALL HAVE PREVIOUSLY BEEN COMMUNICATED OT US BY REGISTERED OR CERTIFIED MAIL DIRECTED TO YOU AT YOUR ADDRESS SET FORTH ABOVE, OR SUCH OTHER ADDRESS AS SHALL HAVE PREVIOUSLY BEEN COMMUNICATED TO US BY REGISTERED OR CERTIFIED MAIL.

16. FURTHER INDEMNIFICATION

You agree to pay, and to save us harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Intellectual Property Security Agreement.

17. CONSTRUCTION WITH RESPECT TO MULTIPLE PARTIES

In construing this Agreement, references to “you” or “your” in this Agreement shall mean each of you singly, both of you jointly and either of you in the disjunctive, and shall be interpreted in each instance most favorably to us.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK – SIGNATURE PAGE FOLLOWS]

IP Security Agreement, pg. 10

IN WITNESS WHEREOF, you have caused this Intellectual Property Security Agreement to be executed by one of your duly authorized officers on the date first set forth above.

ROSENTHAL & ROSENTHAL, INC.

By:	/s/ Robert L. Martucci
Name:	Robert L. Martucci
Title:	Senior Vice President

The foregoing is acknowledged,

accepted and agreed to:

REED’S INC.

By:	/s/ Valentin Stalowir
Name:	Valentin Stalowir
Title:	Chief Executive Officer

STATE OF CONNECTICUT )

:SS.

COUNTY OF _____________)

BE IT REMEMBERED, that on this ____________ day of October, 2018, before me the subscriber, an officer duly authorized to take acknowledgments for use in the State of Connecticut, personally appeared Valentin Stalowir, who I am satisfied is the person who executed the within document as Chief Executive Officer of Reed’s, Inc., and I having first made known to him the contents thereof, he did thereupon acknowledge that said document is the voluntary act and deed of Reed’s, Inc., made by virtue of authority from Reed’s, Inc.’s By-Laws for the uses and purposes therein expressed.

_______________________________________

(Signature and Office of Individual taking acknowledgment)

[NOTARY STAMP]

STATE OF New York)

ss:

COUNTY OF New York)

On the ____ day of ___________, in the year ____________, before me, the undersigned, personally appeared ___________________________________ personally known to me or proved to me on the basis of satisfactory evidence to the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_______________________________________

(Signature and Office of Individual taking acknowledgment)

[NOTARY STAMP]

IP Security Agreement, pg. 11

SCHEDULE A

(Trademarks and Domain Names in the United States)

Trademark	Serial/Reg. No.	Filing Date
REED’S ORIGINAL GINGER BREW ALL-NATURAL JAMAICAN STYLE GINGER ALE	86035664/4513979	August 12, 2013
VIRGIL’S	78867175/3213043	April 21, 2006
DR. BETTER	85892888/4432318	April 2, 2013
BELIEVE THE UNBELIEVABLE!	87836349	March 15, 2018
REED’S	87721630	December 14, 2017

Domain Names

IP Security Agreement, pg. 12

SCHEDULE B

(Patents in United States)

Patent	Serial No.	Reg. No.	Date Issued	Expires

NONE

IP Security Agreement, pg. 13

SCHEDULE C

(Copyrights in United States)

NONE

IP Security Agreement, pg. 14

SCHEDULE D

Licenses

IP Security Agreement, pg. 15

SCHEDULE E

SPECIAL POWER OF ATTORNEY

STATE OF	)
	)	ss.:
COUNTY OF	)

KNOW ALL MEN BY THESE PRESENTS, that Reed’s Inc., a corporation formed under the laws of the State of Delaware, with its principal office at 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851 (hereinafter called the “Company”), hereby appoints and constitutes Rosenthal & Rosenthal, Inc., a New York corporation with offices at 1370 Broadway, New York, NY 10018 (hereafter called the “Lender”), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of the Company:

1. To execute, endorse, register and record any and all documents, statements, certificates or other paper in the Company’s name that are necessary or advisable to properly and completely effect the transfer to Lender of all right, title and interest of the Company in and to any trademarks, service marks, trade names, licenses, copyrights, patents and domain names wherever located, and all applications and registrations thereof filed in any government or other office anywhere in the world (hereinafter, the “Intellectual Property Security Agreement”); and

2. To execute, endorse, register and record any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as the Lender may in its sole discretion determine.

This Power of Attorney is made pursuant to an Intellectual Property Security Agreement, effective as of October 4, 2018 executed by the Company and may not be revoked until the payment in full of all Obligations as defined in such Intellectual Property Security Agreement.

REED’S INC.

By:	/s/ Valentin Stalowir
Name:	Valentin Stalowir
Title:	Chief Executive Officer

STATE OF CONNECTICUT )

:SS.

COUNTY OF _____________)

BE IT REMEMBERED, that on this ____________ day of October, 2018, before me the subscriber, an officer duly authorized to take acknowledgments for use in the State of Connecticut, personally appeared Valentin Stalowir, who I am satisfied is the person who executed the within document as Chief Executive Officer of Reed’s, Inc., and I having first made known to him the contents thereof, he did thereupon acknowledge that said document is the voluntary act and deed of Reed’s, Inc., made by virtue of authority from Reed’s, Inc.’s By-Laws for the uses and purposes therein expressed.

_______________________________________

(Signature and Office of Individual taking acknowledgment)

[NOTARY STAMP]

IP Security Agreement, pg. 16